Exhibit 99.1
Uber Announces Results for Fourth Quarter and Full Year 2019

Revenue of $4.1 billion, growing 37% year-over-year or 39% on a constant currency basis
Rides Adjusted EBITDA of $742 million, with continued margin expansion

SAN FRANCISCO – February 6, 2020 – Uber Technologies, Inc. (NYSE: UBER) today announced financial results for the fourth quarter and full year ended December 31, 2019.

Financial Highlights for Fourth Quarter 2019

•
Gross Bookings grew $4.0 billion year-over-year to $18.1 billion, representing 28% year-over-year growth, or 30% on a constant currency basis, with Rides and Eats growing 20% and 73% year-over-year, respectively, on a constant currency basis.

•	Revenue grew 37% year-over-year, or 39% on a constant currency basis, up from 30% in the third quarter of 2019.

•
Adjusted Net Revenue (“ANR”) grew 41% year-over-year, or 43% on a constant currency basis, despite seasonal impacts on both Rides and Eats ANR take rates. Take rates expanded over 200 bps and 300 bps year-over-year for Rides and Eats, respectively.

•	Net loss attributable to Uber Technologies, Inc. of $1.1 billion, which includes $243 million in stock-based compensation expense.

•	Rides Adjusted EBITDA delivered a $742 million profit and 24.3% margin as a percentage of Rides revenue, or
24.4% margin as a percentage of Rides ANR, covering our Corporate G&A and Platform R&D cost by $98 million, and achieving absolute dollar and margin improvement in every quarter of 2019.

•	Eats Adjusted EBITDA of $(461) million, driven by increased investments in several key markets that delivered category position improvement.

•	Adjusted EBITDA of $(615) million, reflecting year-over-year margin improvement of over $200 million.

•	Unrestricted cash, cash equivalents and short-term investments were $11.3 billion.
“2019 was a transformational year for Uber and I’m gratified by our progress, steadily delivering against the commitments we’ve made to our shareholders on our path to profitability,” said Dara Khosrowshahi, CEO. “We recognize that the era of growth at all costs is over. In a world where investors increasingly demand not just growth, but profitable growth, we are well-positioned to win through continuous innovation, excellent execution, and the unrivaled scale of our global platform.”
“Our revenue growth continued to accelerate in Q4, with adjusted net revenue up 43% year-over-year in constant currency,” said Nelson Chai, CFO. “We consistently outperformed our adjusted EBITDA targets in 2019, including in the fourth quarter. Our focus on disciplined capital allocation is part and parcel to achieving our financial goals, and the recent sale of our India Eats business further demonstrates that commitment.”
Fourth Quarter 2019 Financial and Operational Highlights

	Three Months Ended December 31,
(in millions, except percentages)	2018	2019	% Change	% Change (Constant Currency (1))

Monthly Active Platform Consumers (“MAPCs”)	91	111	22%
Trips	1,493	1,907	28%
Gross Bookings	$14,169	$18,131	28%	30%
GAAP Revenue	$2,974	$4,069	37%	39%
Adjusted Net Revenue (1)	$2,644	$3,730	41%	43%
GAAP Net loss attributable to Uber Technologies, Inc. (2)	$(887)	$(1,096)	(24)%
Rides Adjusted EBITDA (1)	$195	$742	281%
Adjusted EBITDA (1)	$(817)	$(615)	25%
(1) See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
(2) Net loss attributable to Uber Technologies, Inc. includes stock-based compensation expense of $25 million in Q4 2018 and $243 million in Q4 2019.

Full Year 2019 Financial and Operational Highlights

	Year Ended December 31,
(in millions, except percentages)	2018	2019	% Change	% Change (Constant Currency (1))

Trips	5,220	6,904	32%
Gross Bookings	$49,799	$65,001	31%	35%
GAAP Revenue	$11,270	$14,147	26%	28%
Adjusted Net Revenue (1)	$10,297	$12,897	25%	28%
GAAP Net loss attributable to Uber Technologies, Inc. (2)	$997	$(8,506)	**
Rides Adjusted EBITDA (1)	$1,541	$2,071	34%
Adjusted EBITDA (1)	$(1,847)	$(2,725)	(48)%
(1) See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
(2) Net loss attributable to Uber Technologies, Inc. includes stock-based compensation expense of $172 million in 2018 and $4.6 billion in 2019.
** Percentage not meaningful.
Results by Offering and Segment
Gross Bookings

	Three Months Ended December 31,
(in millions, except percentages)	2018	2019	% Change	% Change (Constant Currency)

Gross Bookings:
Rides	$11,479	$13,512	18%	20%
Eats	2,561	4,374	71%	73%
Freight	126	219	74%	75%
Other Bets	3	26	**	**
Total	$14,169	$18,131	28%	30%
** Percentage not meaningful.

GAAP Revenue

	Three Months Ended December 31,
(in millions, except percentages)	2018	2019	% Change	% Change (Constant Currency (1))

GAAP Revenue:
Rides	$2,400	$3,056	27%	29%
Eats	437	734	68%	70%
Freight	125	219	75%	75%
Other Bets	12	35	189%	192%
ATG and Other Technology Programs (1)	—	25	**	**
Total	$2,974	$4,069	37%	39%
(1) Including $25 million of collaboration revenue from Toyota recognized in Q4 2019.
** Percentage not meaningful.

Adjusted Net Revenue (1)

	Three Months Ended December 31,
(in millions, except percentages)	2018	2019	% Change	% Change (Constant Currency (1))

Adjusted Net Revenue:
Rides	$2,342	$3,036	30%	32%
Eats	165	415	151%	154%
Freight	125	219	75%	75%
Other Bets	12	35	189%	192%
ATG and Other Technology Programs (2)	—	25	**	**
Total	$2,644	$3,730	41%	43%
(1) “Adjusted Net Revenue,” “Rides Adjusted Net Revenue” and “Eats Adjusted Net Revenue” and constant currency are non-GAAP measures as defined by the SEC. “Freight Adjusted Net Revenue”, “Other Bets Adjusted Net Revenue” and “ATG and Other Technology Programs Adjusted Net Revenue” are equal to GAAP net revenue in all periods presented. See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
(2) Including $25 million collaboration revenue from Toyota recognized in Q4 2019.
** Percentage not meaningful.

Segment Adjusted EBITDA

	Three Months Ended December 31,
(in millions, except percentages)	2018	2019	% Change

Segment Adjusted EBITDA:
Rides	$195	$742	281%
Eats	(278)	(461)	(66)%
Freight	(23)	(55)	(139)%
Other Bets	(38)	(67)	(76)%
ATG and Other Technology Programs	(105)	(130)	(24)%
Corporate G&A and Platform R&D (1), (2)	(568)	(644)	(13)%
Adjusted EBITDA (3)	$(817)	$(615)	25%
(1) Excluding stock-based compensation expense.
(2) Includes costs that are not directly attributable to our reportable segments. Corporate G&A also includes certain shared costs such as finance, accounting, tax, human resources, information technology and legal costs. Platform R&D also includes mapping and payment technologies and support and development of the internal technology infrastructure. Our allocation methodology is periodically evaluated and may change.
(3) “Adjusted EBITDA” is a non-GAAP measure as defined by the SEC. See “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” sections herein for an explanation and reconciliations of non-GAAP measures used throughout this release.
GAAP Revenue by Geographical Region

	Three Months Ended December 31,
(in millions, except percentages)	2018	2019	% Change

United States and Canada	$1,797	$2,536	41%
Latin America ("LATAM")	422	553	31%
Europe, Middle East and Africa ("EMEA")	488	621	27%
Asia Pacific ("APAC") (1)	267	359	34%
Total	$2,974	$4,069	37%
(1) Excluding China and, as of May 2018, also excludes Southeast Asia.

Operating Highlights for the Fourth Quarter 2019
Platform

•
Global brand strength drove 2019 download leadership in 2 key segments - Most downloaded app globally in both Rideshare (Uber app) and Food Delivery (Uber Eats) categories on both the Apple App Store and Google Play Store (source: Sensor Tower); Identified as one of the top 100 U.S. brands, ranked #1 on the most innovative brand and great consumer experience rankings, by WPP and Kantar (source: Kantar).

•	Robust MAPC growth - We added 20 million MAPCs year-over-year to reach 111 million, while cross platform users grew 68%.
Rides

•
Rides premium category continued rapid expansion - We launched Uber Comfort in Latin America and EMEA, following the success of our U.S. launch. Comfort helped to drive 54% year-over-year growth in our premium Rides offerings globally.

•	UberX trip growth remained robust - Rides trips grew 23% in Q4, with trips ex-shared rides growing 26%, consistent with Q3.

•
Key new markets growing rapidly - High-priority new markets (Argentina, Germany, Japan, South Korea and Spain) delivered Gross Bookings growth in Q4 that was more than four times overall Rides Gross Bookings growth, on a constant currency basis.

•
Airport business outgrows overall Rides - In Q4 2019 our Airport business outgrew overall Rides. We now serve over 650 airports globally and continue to see our airport riders prefer our premium products. In 2020, we will continue to roll out our PIN product (riders receive a PIN and take it to the driver next in line rather than seeking out a specific driver), which has been well-received by riders and by airports.

•
Uber for Business (U4B) expanding - Gross Bookings from our business travel offering continued to accelerate in Q4 to $1.2 billion, fueled by 75% growth in managed business accounts and through vertical initiatives such as Uber Health, which itself grew over 300% YoY and now works with some of the largest non-emergency medical transportation (NEMT) brokers in the U.S.

•
U.S. Rides insurance carrier added - We added Liberty Mutual as a U.S. Rides insurance provider. We also expanded our partnerships with Progressive and Farmers, two existing U.S. Rides insurance partners. During Q4 2019, Rides insurance costs were down year-over-year and quarter-over quarter as a percentage of Gross Bookings and ANR.

•
Appealing London TfL decision - Uber will continue to operate in London as we appeal Transport for London’s decision to not renew our license. We also plan to roll out additional systems to strengthen identity confirmation of drivers, including a facial matching process, which we believe are the most robust in the industry.

•
Released U.S. Safety Report - Published the first comprehensive publication of its kind, sharing details on Uber’s safety progress and data related to reports of the most serious safety incidents occurring on our platform.

Other Segments

•
Eats achieves comparable Gross Bookings in a top 10 Rides country - As proof of the strength of our platform, in only three years since launch, Eats has achieved comparable Gross Bookings to Rides in Australia despite Rides having launched eight years ago.

•	Eats subscriptions continue expansion - Eats subscriptions rolled out to all U.S. cities (ex-California) and to Taiwan and South Africa, our first international markets to launch this product.

•
Freight continued to expand its offering to carriers - In-app bundles, which allow carriers to book multiple loads at once, have reduced empty miles versus non-Uber Freight matched bundles. We also launched a web portal geared towards trucking fleets in late Q3, with web-based carriers scaling to an average of 10% of overall supply in Q4.

•
JUMP launched new markets and won permits in key cities - Launched scooters in San Francisco, bikes in Rome, and scooters in São Paulo. JUMP also won permits to expand in key markets such as Washington, D.C. and four markets across Australia and New Zealand, which complement the Uber Platform. In Washington, D.C., our permit win will make us the largest combined dockless fleet operator in the city across bikes and scooters.

Recent Developments

•
Divested India Eats business - Zomato, a popular food app in India, acquired our food delivery business in India, in-line with our strategy to focus on markets where we can achieve a leading position. Eats ANR take rate would have been 10.1% in Q4 2019 excluding the impact of Uber Eats in India.

•
Completed the previously announced acquisition of Careem - We completed the Careem acquisition following the approval of the transaction in Egypt, Jordan, Saudi Arabia and the United Arab Emirates, which represent substantially all of the major markets where regulatory approval was required. We have not received regulatory approval in Pakistan, Qatar and Morocco to date and the transaction will not close in these countries until approval from the relevant competition authorities is obtained.

•
Introduced new product features in California - Introduced a number of product and policy changes in California to further strengthen the independence of drivers and delivery people, protect their ability to work flexibly, and clarify Uber’s role as a marketplace.

Webcast and conference call information
A live audio webcast of our fourth quarter and year ended December 31, 2019 earnings release call will be available at https://investor.uber.com/, along with the earnings press release and slide presentation. The call begins on February 6, 2020 at 1:30 PM (PT) / 4:30 PM (ET). This press release, including the reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, is also available on that site.
We also provide announcements regarding our financial performance, including SEC filings, investor events, press and earnings releases, and blogs, on our investor relations website (https://investor.uber.com/).
About Uber
Our mission is to ignite opportunity by setting the world in motion.
We revolutionized personal mobility with Ridesharing, and we are leveraging our platform to redefine the massive meal delivery and logistics industries.
We are a technology platform that uses a global network, leading technology, operational excellence and product expertise to power movement from point A to point B. We develop and operate proprietary technology applications supporting a variety of offerings on our platform. We connect consumers with independent providers of ride services, restaurants and food delivery services, public transportation networks, e-bikes, e-scooters and other personal mobility options. We use this same network, technology, operational excellence and product expertise to connect shippers with carriers in the freight industry. We are also developing technologies that provide autonomous driving vehicle solutions to consumers, networks of vertical take-off and landing vehicles and new solutions to solve everyday problems.
Forward-Looking Statements
This press release contains forward-looking statements regarding our future business expectations which involve risks and uncertainties. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or similar expressions and the negatives of those terms. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: competition, managing our growth and corporate culture, financial performance, investments in new products or offerings, our ability to attract drivers, consumers and other partners to our platform, our brand and reputation and other legal and regulatory developments. In addition, other potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on May 13, 2019 and in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019. All information provided in this release and in the attachments is as of the date of this press release and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. We undertake no duty to update this information unless required by law.

Non-GAAP Financial Measures
To supplement our financial information, which is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), we use the following non-GAAP financial measures: Adjusted Net Revenue; Rides Adjusted Net Revenue; Eats Adjusted Net Revenue and Adjusted EBITDA as well as revenue and Adjusted Net Revenue growth in constant currency. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our recurring core business operating results.
We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they are used by our institutional investors and the analyst community to help them analyze the health of our business.
There are a number of limitations related to the use of non-GAAP financial measures. In light of these limitations, we provide specific information regarding the GAAP amounts excluded from these non-GAAP financial measures and evaluating these non-GAAP financial measures together with their relevant financial measures in accordance with GAAP.
For more information on these non-GAAP financial measures, please see the sections titled “Key Terms for Our Key Metrics and Non-GAAP Financial Measures,” “Definitions of Non-GAAP Measures” and “Reconciliations of Non-GAAP Measures” included at the end of this release.
Contacts
Investors and analysts: investor@uber.com
Media: press@uber.com

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share amounts which are reflected in thousands, and per share amounts)
(Unaudited)

	As of December 31,
	2018	2019
Assets
Cash and cash equivalents	$6,406	$10,873
Short-term investments	—	440
Restricted cash and cash equivalents	67	99
Accounts receivable, net of allowance of $34 for both years	919	1,214
Prepaid expenses and other current assets	860	1,299
Assets held for sale	406	—
Total current assets	8,658	13,925
Restricted cash and cash equivalents	1,736	1,095
Collateral held by insurer	—	1,199
Investments	10,355	10,527
Equity method investments	1,312	1,364
Property and equipment, net	1,641	1,731
Operating lease right-of-use assets	—	1,594
Intangible assets, net	82	71
Goodwill	153	167
Other assets	51	88
Total assets	$23,988	$31,761
Liabilities, mezzanine equity and equity (deficit)
Accounts payable	$150	$272
Short-term insurance reserves	941	1,121
Operating lease liabilities, current	—	196
Accrued and other current liabilities	3,157	4,050
Liabilities held for sale	11	—
Total current liabilities	4,259	5,639
Long-term insurance reserves	1,996	2,297
Long-term debt, net of current portion	6,869	5,707
Operating lease liabilities, non-current	—	1,523
Other long-term liabilities	4,072	1,412
Total liabilities	17,196	16,578
Commitments and contingencies
Mezzanine equity
Redeemable non-controlling interests	—	311
Redeemable convertible preferred stock, $0.00001 par value, 946,246 and zero shares authorized, 903,607 and zero shares issued and outstanding, respectively; aggregate liquidation preference of $14 and $0, respectively	14,177	—
Equity (deficit)
Common stock, $0.00001 par value, 2,696,114 and 5,000,000 shares authorized, 457,189 and 1,716,681 shares issued and outstanding, respectively	—	—
Additional paid-in capital	668	30,739
Accumulated other comprehensive loss	(188)	(187)
Accumulated deficit	(7,865)	(16,362)
Total Uber Technologies, Inc. stockholders' equity (deficit)	(7,385)	14,190
Non-redeemable non-controlling interests	—	682
Total equity (deficit)	(7,385)	14,872
Total liabilities, mezzanine equity and equity (deficit)	$23,988	$31,761

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are reflected in thousands, and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2019	2018	2019
Revenue	$2,974	$4,069	$11,270	$14,147
Costs and expenses
Cost of revenue, exclusive of depreciation and amortization shown separately below	1,615	1,927	5,623	7,208
Operations and support	408	506	1,516	2,302
Sales and marketing	974	1,251	3,151	4,626
Research and development	366	608	1,505	4,836
General and administrative	555	647	2,082	3,299
Depreciation and amortization	109	101	426	472
Total costs and expenses	4,027	5,040	14,303	22,743
Loss from operations	(1,053)	(971)	(3,033)	(8,596)
Interest expense	(195)	(101)	(648)	(559)
Other income (expense), net	47	15	4,993	722
Income (loss) before income taxes and loss from equity method investment	(1,201)	(1,057)	1,312	(8,433)
Provision for (benefit from) income taxes	(322)	25	283	45
Loss from equity method investment, net of tax	(10)	(9)	(42)	(34)
Net income (loss) including non-controlling interests	(889)	(1,091)	987	(8,512)
Less: net income (loss) attributable to non-controlling interests, net of tax	(2)	5	(10)	(6)
Net income (loss) attributable to Uber Technologies, Inc.	$(887)	$(1,096)	$997	$(8,506)
Net income (loss) per share attributable to Uber Technologies, Inc. common stockholders:
Basic	$(1.97)	$(0.64)	$—	$(6.81)
Diluted	$(1.98)	$(0.64)	$—	$(6.81)
Weighted-average shares used to compute net income (loss) per share attributable to common stockholders:
Basic	449,501	1,710,260	443,368	1,248,353
Diluted	449,744	1,710,260	478,999	1,248,353

UBER TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Year Ended December 31,
	2018	2019
Cash flows from operating activities
Net income (loss) including non-controlling interests	$987	$(8,512)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	426	472
Bad debt expense	71	92
Stock-based compensation	170	4,596
Gain on extinguishment of convertible notes and settlement of derivatives	—	(444)
Gain on business divestitures	(3,214)	—
Deferred income tax	35	(88)
Revaluation of derivative liabilities	501	(58)
Accretion of discount on long-term debt	318	82
Payment-in-kind interest	71	10
Loss on disposal of property and equipment	59	10
Impairment on long-lived assets held for sale	197	—
Loss from equity method investment	42	34
Gain on debt and equity securities, net	(1,996)	(2)
Non-cash deferred revenue	—	(52)
Gain on forfeiture of unvested warrants and related share repurchases	(152)	—
Unrealized foreign currency transactions	53	16
Other	1	23
Change in assets and liabilities, net of impact of business acquisitions and disposals:
Accounts receivable	(279)	(407)
Prepaid expenses and other assets	(473)	(478)
Collateral held by insurer (1)	—	(1,199)
Operating lease right-of-use assets	—	201
Accounts payable	(39)	95
Accrued insurance reserves	943	481
Accrued expenses and other liabilities	738	960
Operating lease liabilities	—	(153)
Net cash used in operating activities	(1,541)	(4,321)
Cash flows from investing activities
Proceeds from insurance reimbursement, sale and disposal of property and equipment	369	51
Purchase of property and equipment	(558)	(588)
Purchase of equity method investments	(412)	—
Purchase of non-marketable debt securities	(30)	—
Purchase of non-marketable investments	—	(100)
Purchases of marketable securities	—	(441)
Proceeds from maturities and sales of marketable securities	—	2
Proceeds from business disposal, net of cash divested	—	293
Acquisition of businesses, net of cash acquired	(64)	(7)
Net cash used in investing activities	(695)	(790)

Cash flows from financing activities
Proceeds from issuance of common stock upon initial public offering, net of offering costs	—	7,973
Taxes paid related to net share settlement of equity awards	—	(1,573)
Proceeds from issuance of common stock related to private placement	—	500
Proceeds from issuance of subsidiary preferred stock units	—	1,000
Proceeds from exercise of stock options, net of repurchases	27	19
Proceeds from the issuance of common stock under the Employee Stock Purchase Plan	—	49
Repurchase of outstanding shares	(10)	—
Issuance of term loan and senior notes, net of issuance costs	3,466	1,189
Principal repayment on term loan	(19)	(27)
Principal repayment on revolving lines of credit	(491)	—
Principal payments on capital and finance leases	(89)	(138)
Proceeds from issuance of redeemable convertible preferred stock, net of issuance costs	1,750	—
Dissolution of joint venture and subsequent proceeds	38	—
Repurchase of stock subject to put options related to Yandex	—	(74)
Other	(32)	21
Net cash provided by financing activities	4,640	8,939
Effect of exchange rate changes on cash and cash equivalents, and restricted cash and cash equivalents	(119)	(4)
Net increase in cash and cash equivalents, and restricted cash and cash equivalents	2,285	3,824
Cash and cash equivalents, and restricted cash and cash equivalents
Beginning of period	5,828	8,209
Reclassification from assets held for sale during the period	96	34
End of period, excluding cash classified within assets held for sale	$8,209	$12,067

Reconciliation of cash and cash equivalents, and restricted cash and cash equivalents to the condensed consolidated balance sheets
Cash and cash equivalents	$6,406	$10,873
Restricted cash and cash equivalents-current	67	99
Restricted cash and cash equivalents-non-current	1,736	1,095
Total cash and cash equivalents, and restricted cash and cash equivalents	$8,209	$12,067
(1) In Q4 2019, James River Group withdrew all funds held in trust as collateral for current and future claim settlement obligations under the indemnification agreement. The $1.2 billion of operating cash outflow for 2019 represents this withdrawal of collateral from restricted cash. This change in the form of collateral had no impact on our claim settlement obligations or insurance reserves.

Other Income (Expense), Net
The following table presents other income (expense), net (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2019	2018	2019

	(Unaudited)
Interest income	$35	$50	$104	$234
Foreign currency exchange gains (losses), net	(3)	(40)	(45)	(40)
Gain on business divestitures (1)	6	—	3,214	—
Gain (loss) on debt and equity securities, net (2)	12	1	1,996	2
Change in fair value of embedded derivatives	(10)	—	(501)	58
Gain on extinguishment of convertible notes and settlement of derivatives	—	—	—	444
Other	7	4	225	24
Other income (expense), net	$47	$15	$4,993	$722

(1)
During the year ended December 31, 2018, gain on business divestitures primarily includes a $2.2 billion gain on the sale of our Southeast Asia operations to Grab Holding Inc. (“Grab”) and a $954 million gain on the disposal of our Uber Russia/CIS operations recognized in the first quarter of 2018.

(2)
During the year ended December 31, 2018, gain on debt and equity securities, net represents a $2.0 billion unrealized gain on our non-marketable equity securities related to Didi recognized in the first quarter of 2018.

Stock-Based Compensation Expense
The following table summarizes total stock-based compensation expense by function (in millions):

	Three Months Ended December 31,		Year Ended December 31,
	2018	2019	2018	2019

	(Unaudited)
Operations and support	$4	$23	$15	$454
Sales and marketing	3	13	9	242
Research and development	5	136	65	2,958
General and administrative	13	71	83	942
Total	$25	$243	$172	$4,596
Through May 9, 2019, no stock-based compensation expense had been recognized for certain awards with a performance condition based on the occurrence of a qualifying event, such as an initial public offering (“IPO”), as such qualifying event was not probable. Upon the Company's IPO in May 2019, the performance condition was met and $3.6 billion of stock-based compensation expense was recognized related to these awards.

Key Terms for Our Key Metrics and Non-GAAP Financial Measures
2018 Divested Operations. We define 2018 Divested Operations as our operations in (i) Southeast Asia prior to the sale of those operations to Grab and (ii) Russia/CIS prior to the formation of our Yandex Taxi joint venture.
Adjusted EBITDA. We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to non-controlling interests, net of tax, (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investment, net of tax, (v) interest expense, (vi) other income (expense), net, (vii) depreciation and amortization, (viii) stock-based compensation expense, (ix) certain legal, tax, and regulatory reserve changes and settlements, (x) asset impairment/loss on sale of assets, (xi) acquisition and financing related expenses, (xii) restructuring charges and (xiii) other items not indicative of our ongoing operating performance.
Adjusted Net Revenue (“ANR”). We define Adjusted Net Revenue as revenue less (i) excess Driver incentives and (ii) Driver referrals. We believe that Adjusted Net Revenue is informative of our top line performance because it measures the total net financial activity reflected in the amount earned by us after taking into account all Driver and restaurant earnings, Driver incentives, and Driver referrals. Adjusted Net Revenue is lower than revenue in all reported periods.
Driver or restaurant earnings. Driver or restaurant earnings refer to the net portion of the fare or the net portion of the order value that a Driver or a restaurant retains, respectively.
Driver incentives. Driver incentives refer to payments that we make to Drivers, which are separate from and in addition to the Driver’s portion of the fare paid by the consumer. For example, Driver incentives could include payments we make to Drivers should they choose to take advantage of an incentive offer and complete a consecutive number of trips or a cumulative number of trips on the platform over a defined period of time. Driver incentives are recorded as a reduction of revenue to the extent they are not excess Driver incentives (as defined below).
Driver referrals. Driver referrals refer to payments that we make to existing Drivers to refer new Drivers onto our platform. Driver referrals are recorded in sales and marketing expenses, as they represent the receipt of a distinct service of customer acquisition for which there is evidence of fair value.
Excess Driver incentives. Excess Driver incentives refer to cumulative payments, including incentives but excluding Driver referrals, to Drivers that exceed the cumulative revenue that we recognize from Drivers with no future guarantee of additional revenue. Cumulative payments to Drivers could exceed cumulative revenue from Drivers as a result of Driver incentives or when the amount paid to Drivers for a Trip exceeds the fare charged to the consumer. Excess Driver incentives are recorded in cost of revenue, exclusive of depreciation and amortization.
Gross Bookings. We define Gross Bookings as the total dollar value, including any applicable taxes, tolls, and fees, of Rides and New Mobility rides, Eats meal deliveries, and amounts paid by Freight shippers, in each case without any adjustment for consumer discounts and refunds, Driver and restaurant earnings, and Driver incentives. Gross Bookings do not include tips earned by Drivers. Gross Bookings exclude the impact of our 2018 Divested Operations.
Monthly Active Platform Consumers (“MAPCs”). We define MAPCs as the number of unique consumers who completed a Rides or New Mobility ride or received an Eats meal on our platform at least once in a given month, averaged over each month in the quarter. While a unique consumer can use multiple product offerings on our platform in a given month, that unique consumer is counted as only one MAPC. MAPCs exclude the impact of our 2018 Divested Operations.
Other Bets. The Other Bets segment consists of multiple investment stage offerings. The largest investment within the segment is our New Mobility offering that refers to products that provide consumers with access to rides through a variety of modes, including dockless e-bikes and e-scooters. It also includes Transit, UberWorks and our Incubator group.
Segment Adjusted EBITDA. We define each segment’s Adjusted EBITDA as segment revenue less the following direct costs and expenses of that segment: (i) cost of revenue, exclusive of depreciation and amortization; (ii) operations and support; (iii) sales and marketing; (iv) research and development; and (v) general and administrative. Segment Adjusted EBITDA also reflects any applicable exclusions from Adjusted EBITDA and excludes the impact of our 2018 Divested Operations.
Segment Adjusted EBITDA margin. We define each segment’s Adjusted EBITDA margin as the segment Adjusted EBITDA as a percentage of segment Adjusted Net Revenue. Segment Adjusted EBITDA margin demonstrates the margin that we generate after direct expenses. We believe that each segment’s Adjusted EBITDA margin is a useful indicator of the economics of our segments, as it does not include indirect Corporate G&A and Platform R&D.
Take Rate. We define Take Rate as Adjusted Net Revenue as a percentage of Gross Bookings. For purposes of Take Rate, Gross Bookings include the impact of our 2018 Divested Operations.
Trips. We define Trips as the number of completed consumer Rides or New Mobility rides and Eats meal deliveries in a given period. For example, an UberPOOL ride with three paying consumers represents three unique Trips, whereas an UberX ride with three passengers represents one Trip. Trips exclude the impact of our 2018 Divested Operations.

Definitions of Non-GAAP Measures
We collect and analyze operating and financial data to evaluate the health of our business and assess our performance. In addition to revenue, net income (loss), loss from operations, and other results under GAAP, we use Adjusted Net Revenue and Adjusted EBITDA, as well as revenue and ANR growth rates in constant currency, which are described below, to evaluate our business. We have included these non-GAAP financial measures because they are key measures used by our management to evaluate our operating performance. Accordingly, we believe that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. Our calculation of these non-GAAP financial measures may differ from similarly-titled non-GAAP measures, if any, reported by our peer companies. These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP.
Adjusted Net Revenue
We define Adjusted Net Revenue as revenue less (i) excess Driver incentives and (ii) Driver referrals. We define Rides Adjusted Net Revenue as Rides revenue less (i) excess Driver incentives and (ii) Driver referrals. We define Eats Adjusted Net Revenue as Eats revenue less (i) excess Driver incentives and (ii) Driver referrals. Freight Adjusted Net Revenue, Other Bets Adjusted Net Revenue and ATG and Other Technology Programs Adjusted Net Revenue are equal to GAAP net revenue in all periods presented. We believe that these measures are informative of our top line performance because they measure the total net financial activity reflected in the amount earned by us after taking into account all Driver and restaurant earnings, Driver incentives, and Driver referrals. Adjusted Net Revenue is lower than revenue in all reported periods.
Excess Driver incentives refer to cumulative payments, including incentives but excluding Driver referrals, to Drivers that exceed the cumulative revenue that we recognize from Drivers with no future guarantee of additional revenue. Cumulative payments to Drivers could exceed cumulative revenue from Drivers as a result of Driver incentives or when the amount paid to Drivers for a Trip exceeds the fare charged to the consumer. Further, cumulative payments to Drivers for Eats deliveries historically have exceeded the cumulative delivery fees paid by consumers. Excess Driver incentives are recorded in cost of revenue, exclusive of depreciation and amortization. Driver referrals are recorded in sales and marketing expenses. Management views Driver incentives and Driver referrals as Driver payments in the aggregate, whether they are classified as Driver incentives, excess Driver incentives, or Driver referrals.
These amounts largely depend on our business decisions based on market conditions. We include the impact of these amounts in Adjusted Net Revenue as it is useful to evaluate how increasing or decreasing incentives would impact our top line performance, and the overall net financial activity between us and our customers, which ultimately impacts our Take Rate.
Adjusted Net Revenue has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for revenue prepared in accordance with GAAP.
Adjusted EBITDA
We define Adjusted EBITDA as net income (loss), excluding (i) income (loss) from discontinued operations, net of income taxes, (ii) net income (loss) attributable to non-controlling interests, net of tax (iii) provision for (benefit from) income taxes, (iv) income (loss) from equity method investment, net of tax, (v) interest expense, (vi) other income (expense), net, (vii) depreciation and amortization, (viii) stock-based compensation expense, (ix) certain legal, tax, and regulatory reserve changes and settlements, (x) asset impairment/loss on sale of assets, (xi) acquisition and financing related expenses, (xii) restructuring charges and (xiii) other items not indicative of our ongoing operating performance.
We have included Adjusted EBITDA because it is a key measure used by our management team to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges.
Adjusted EBITDA has limitations as a financial measure, should be considered as supplemental in nature, and is not meant as a substitute for the related financial information prepared in accordance with GAAP. These limitations include the following:

•
Adjusted EBITDA excludes certain recurring, non-cash charges, such as depreciation of property and equipment and amortization of intangible assets, and although these are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•
Adjusted EBITDA excludes stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in our business and an important part of our compensation strategy;

•	Adjusted EBITDA excludes other items not indicative of our ongoing operating performance;

•	Adjusted EBITDA does not reflect period to period changes in taxes, income tax expense or the cash necessary to pay income taxes;

•
Adjusted EBITDA does not reflect the components of other income (expense), net, which includes interest income, foreign currency exchange gains (losses), net, gain on business divestitures, gain (loss) on debt and equity securities, net, and change in fair value of embedded derivatives; and

•	Adjusted EBITDA excludes certain legal, tax, and regulatory reserve changes and settlements that may reduce cash available to us.
Constant Currency
We compare the percent change in our current period results from the corresponding prior period using constant currency disclosure. We present constant currency growth rate information to provide a framework for assessing how our underlying revenue and ANR performed excluding the effect of foreign currency rate fluctuations. We calculate constant currency by translating our current period financial results using the corresponding prior period’s monthly exchange rates for our transacted currencies other than the U.S. dollar.
Reconciliations of Non-GAAP Measures
The following tables present reconciliations of Adjusted Net Revenue, Rides Adjusted Net Revenue, Eats Adjusted Net Revenue and Adjusted EBITDA to the most directly comparable GAAP financial measures for each of the periods indicated. Freight Adjusted Net Revenue, Other Bets Adjusted Net Revenue and ATG and Other Technology Programs Adjusted Net Revenue are equal to GAAP net revenue in all periods presented.
Adjusted Net Revenue

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2019	2018	2019

	(Unaudited)
Adjusted Net Revenue reconciliation:
Revenue	$2,974	$4,069	$11,270	$14,147
Deduct:
Excess Driver incentives	(292)	(322)	(837)	(1,147)
Driver referrals	(38)	(17)	(136)	(103)
Adjusted Net Revenue	$2,644	$3,730	$10,297	$12,897

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2019	2018	2019

	(Unaudited)
Rides Adjusted Net Revenue reconciliation:
Rides revenue	$2,400	$3,056	$9,437	$10,745
Deduct:
Excess Driver incentives	(26)	(7)	(150)	(41)
Driver referrals	(32)	(13)	(122)	(82)
Rides Adjusted Net Revenue	$2,342	$3,036	$9,165	$10,622

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2019	2018	2019

	(Unaudited)
Eats Adjusted Net Revenue reconciliation:
Eats revenue	$437	$734	$1,460	$2,510
Deduct:
Excess Driver incentives	(266)	(315)	(687)	(1,106)
Driver referrals	(6)	(4)	(14)	(21)
Eats Adjusted Net Revenue	$165	$415	$759	$1,383

Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in millions)	2018	2019	2018	2019

	(Unaudited)
Adjusted EBITDA reconciliation:
Net income (loss) attributable to Uber Technologies, Inc.	$(887)	$(1,096)	$997	$(8,506)
Add (deduct):
Net income (loss) attributable to non-controlling interests, net of tax	(2)	5	(10)	(6)
Provision for (benefit from) income taxes	(322)	25	283	45
Loss from equity method investment, net of tax	10	9	42	34
Interest expense	195	101	648	559
Other (income) expense, net	(47)	(15)	(4,993)	(722)
Depreciation and amortization	109	101	426	472
Stock-based compensation expense	25	243	172	4,596
Legal, tax, and regulatory reserve changes and settlements	32	—	340	353
Driver appreciation award	—	—	—	299
Payroll tax on IPO stock-based compensation	—	—	—	86
Asset impairment/loss on sale of assets	70	—	237	8
Acquisition and financing related expenses	—	—	15	—
Gain on restructuring of lease arrangement	—	—	(4)	—
Restructuring charges	—	12	—	57
Adjusted EBITDA	$(817)	$(615)	$(1,847)	$(2,725)
The comparability of the results for the periods presented above was impacted by our 2018 Divested Operations. During the year December 31, 2018, the 2018 Divested Operations decreased net income (loss) attributable to Uber Technologies, Inc. by $127 million.